UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

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MDI, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-9463	75-2626358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

835 Proton Rd.

San Antonio, TX 78258

(Address of principal executive offices)

Copies to:

Carmelo M. Gordian

Andrews Kurth LLP

111 Congress Avenue,

Suite 1700,

Austin, TX 78701

Fax: 512-320-9292

(210) 854-4149

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On December 18, 2009, MDI (“MDI”) and its wholly-owned subsidiary Almana Networks International, Inc., a Delaware corporation (“ANI”), entered into an Asset Purchase Agreement to purchase certain assets of 214 Investments, Inc. a Texas corporation, (hereinafter called "214"), and its subsidiaries, including Learnsafe, Inc, a Texas corporation (hereinafter called “Learnsafe”), Monitor Dynamics, Inc., a Texas corporation (hereinafter called “Monitor”) (collectively “214 Parties”). The assets include but are not limited to customer contracts, fixed assets, and accounts receivable, but exclude those assets which are directly related to sensitive US government contracts that will remain in 214, which is a 100% US-owned private company and which MDI has no foreign management control over Monitor Dynamics. As consideration for the purchase, MDI entered into a mutual release with 214 and agreed to dismiss the lawsuits filed it in November 2009 against J. Collier Sparks, individually, and against 214 Investments, Inc., Monitor Dynamics, Inc., J. Collier Sparks and Richard Larsen.

On December 18, 2009, MDI entered into an Exclusive Service Provider and Non-Competition Agreement (the “Service Agreement”), by and among MDI, ANI, and the 214 Parties. Pursuant to the Service Agreement, MDI will be the exclusive provider for all products and services sold by 214 Parties to commercial enterprises, state and local government agencies, and school and other educational organizations, but excluding certain US government customers where there are concerns regarding foreign-controlled entities.

On December 18. 2009, the unsecured promissory note that was issued to MDI by 214 as consideration for 214’s purchase of Monitor on September 8, 2009, was amended and restated. The Amended and Restated Promissory Note (“Amended Note”) bears interest at the rate of 10% per annum, payable monthly, and is payable on or before December 16, 2011, The principal amount of the Amended Note is $757,500, which includes the original principal of the original note plus accrued interest, and is secured by all the assets of 214 pursuant to a Security Agreement dated December 16, 2009.

On December 18, 2009, MDI entered into an Option Agreement with 214 for the purchase of all of the issued and outstanding shares of Monitor in exchange for the cancellation of the Amended Note. The option is exercisable thirty days after the date of the agreement and prior to two years from the date of the agreement.

On December 18, 2009, MDI entered into an Amended and Restated Intellectual Property License Agreement with Monitor, expanding the original license grant to MDI from Monitor to include the use of Point Guard.

The foregoing descriptions of the Asset Purchase Agreement, Service Agreement, Amended Note, Security Agreement, Option Agreement, and Amended and Restated Intellectual Property License Agreement and related documents do not purport to be complete and are qualified in its entirety by reference to the complete copies of the form of the Non-Competition Agreement and Option Agreement, which are attached hereto as Exhibits 10.1 10.2, 10.3, 10.4, 10.5 and 10,6, and incorporated herein by reference.

Item 1.02.

 Termination of a Material Agreement.

On December 18, 2009, MDI and ANI entered into a Termination Agreement with 214 Investments, Inc, pursuant to which all parties mutually agreed to terminate the Transition Services Agreement and the Non-Competition Agreement, each dated September 8, 2009. The Transition Services Agreement provided for the performance by 214 of certain services to MDI in connection with the sale of Monitor, which services are no longer required by MDI. The terms of the Non-Competition Agreement, which prohibited MDI and ANI from competing against 214 with respect to specified fields, customers and territories for a period of five years, are nullified pursuant to the terms of the Termination Agreement. There was no consideration paid by any of the parties pursuant to the Termination Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On December 18, 2009, MDI and ANI completed the purchase of certain assets of 214 Investments, Inc. and its subsidiaries, as described more fully in Item 1.01 above.

Item 8.01.

 Other Events.

On December 23, 2009, MDI issued a press release announcing the matters discussed in this Current Report. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

 Exhibits and Financial Statements.

(d)

Exhibits

Exhibit 10.1	Asset Purchase Agreement
Exhibit 10.2	Exclusive Service Provider and Non-Competition Agreement
Exhibit 10.3	Amended and Restated Promissory Note
Exhibit 10.4	Security Agreement
Exhibit 10.5	Amended and Restated Intellectual Property License Agreement
Exhibit 10.6	Option Agreement
Exhibit 99.1	Press Release dated December 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDI, INC.

Dated:	December 23, 2009	By:	/s/ SWARAJ BONTULA
Swaraj Bontula Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Asset Purchase Agreement
Exhibit 10.2	Exclusive Service Provider and Non-Competition Agreement
Exhibit 10.3	Amended and Restated Promissory Note
Exhibit 10.4	Security Agreement
Exhibit 10.5	Amended and Restated Intellectual Property License Agreement
Exhibit 10.6	Option Agreement
Exhibit 99.1	Press Release dated December 23, 2009